National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.31

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and Exchange Commission. The omitted information has been marked with a bracketed asterisk (“[*]”).

AMENDED AND RESTATED SUPPLIER AGREEMENT

National Vision, Inc., having its principal place of business at 2435 Commerce Avenue, Duluth, GA 30096 (“Supplier”), and Wal-Mart Stores, Inc., a Delaware corporation having its principal place of business at 702 SW 8th Street, Bentonville, Arkansas 72716 (“Company”) enter into this Supplier Agreement as of January 17, 2017 (“Effective Date”).

Supplier and Company entered into a Management and Services Agreement with an effective date of May 1, 2012, as amended, pursuant to which Company retained Supplier to operate and manage certain retail optical vision centers (“Centers”) on behalf of Company (the “M&S Agreement”).

Supplier and Company also entered into a Supplier Agreement as of May 1, 2012 (the “Predecessor Agreement”) and pursuant to a letter agreement dated January 11, 2017 further agreed to amend the Predecessor Agreement to reflect certain changes to their business arrangement.

Pursuant to the M&S Agreement, Supplier is willing to fabricate prescription eyeglasses, and sell certain non-prescription merchandise to Company, and Company is willing to purchase from Supplier such prescription eyeglasses and merchandise for Company’s customers at the Centers.

Company and Supplier agree, and hereby amend and restate the Predecessor Agreement, as follows:

1.            Definitions In addition to the terms defined in the recitals to this Agreement, the following terms will have the following meanings in this Agreement and correlative terms will have correlative meanings.
(A)         “Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, the first Person.
(B)          “Agreement” means this Supplier Agreement and any addenda, amendments, attachments, exhibits, or schedules, hereto.
(C)          “Business Days” means Monday through Friday.
(D)          “Claim” means any demand, action, cause of action, claim, proceeding, lawsuit or any other assertion of a legal right; regardless of the cause or alleged cause; the theory of recovery; or whether the allegations are groundless, fraudulent, false, or lack merit.
(E)          “Control” of a Person means having direct or indirect power to direct, or cause the direction of, the management and policies of the Person, whether by ownership of voting securities (even if less than majority), contract, or otherwise.
(F)          “Customer” means a customer of one of the Centers.
(G)          “cGMP” means all applicable good manufacturing practices for the manufacture of medical devices, including, without limitation, FDA’s QSR.
(H)          “Damages” means out of pocket damages; amounts paid in settlement; liabilities; losses; fees, including reasonable attorneys fees and court costs; expenses, including expert witness fees and bond premiums; fines; and penalties.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(I)           “Facility” means any establishment registered with the FDA at which the Lenses are processed and Products are fabricated and includes the Facilities listed on the attached Exhibit A.
(J)           “FDA” means the United States Food and Drug Administration.
(K)          “FDCA” means the federal Food, Drug and Cosmetic Act, as amended.
(L)          “Frame” or “Frames” mean eyeglass frames used for the fabrication of Products.
(M)         “Intellectual Property” means any trade name, domain name, logo, trade dress, trademark, service mark, patent, copyright and mask works and the registrations and applications thereof), trade secret, right of privacy, right of publicity, mask works, or other intellectual property right, and the equivalents thereof.
(N)          “Law” means any applicable international, foreign, or domestic law (whether federal, state or local), including any treaty, statute, common law, judicial decision, administrative decision, order, rule, regulation, ordinance, or any other legally binding guidance (or the equivalent of the aforementioned in foreign countries) and includes, if and to the extent having the force of a legal requirement, cGMP.
(O)          “Lens” or “Lenses” mean prescription eyeglass lenses.
(P)          “Merchandise” means non-prescription merchandise sold in the Centers furnished by Supplier to Company, as specified in an Order or Orders.
(Q)          “Order” or “Orders” mean an order for Merchandise or an order for Products.
(R)          “Person” means any natural person, corporation, general or limited partnership, limited liability company, trust, organization, governmental body or other legal entity.
(S)          “Product” or “Products” mean Lenses processed to the specifications of an individual Customer’s prescription and fitted into Frames selected by the Customer, as specified in an Order or Orders.
(T)          “QSR” means the quality system regulatory requirements for the methods used in, and the facilities and controls used for, the design, manufacture, packaging, labeling, storage, handling, installation, distribution, and servicing of finished devices, including Section 520(f) of the FDCA, 21 C.F.R. Part 820, and all applicable and legally binding guidance documents, as amended from time to time.
(U)          “Third Party” means any Person other than Company, Supplier and their respective Affiliates.
(V)          “Third Party Claim” means a Claim asserted by a Third Party.

2.            Order
(A)         Subject to the terms and conditions of this Agreement and the M&S Agreement, Supplier shall, on behalf of Company, place the quantity of Orders and purchase from Supplier, and Supplier shall produce, package, ship and sell to Company, the Products and Merchandise.
(B)          Supplier shall accept Orders from Company up to seven (7) days per week.
(C)          For each Product, Supplier shall use only the Frame specified in each individual Order.
(D)          [*]

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(E)           The Supplier shall process all Lenses to be used in all Products pursuant to this Agreement.
(F)           Except to the extent of the effect of the provisions of Section 2(D) above, Supplier shall maintain a minimum of twenty-one days of inventory of Frames and Lenses in its Facilities, subject to normal inventory fluctuations.

3.            Packaging & Labeling of Product and Merchandise
(A)         Supplier shall comply with Law governing packaging, labeling and country of origin marking for Products and, to the extent applicable, Merchandise under this Agreement.
(B)          For any Product or, to the extent applicable, Merchandise that is a “device,” as defined in 201(h) of the FDCA, and regardless of whether a prescription is required for dispensing, Supplier shall include with any such Product or Merchandise instructions for use if and to the extent required by Law. Supplier shall update such instructions for use when necessary and, to the extent that Company provides input on any such Product or Merchandise labeling, the parties understand that such activity does not intend to make Company a “finished device manufacturer,” as such term is used by the FDA.

4.            Shipping. Delivery and Acceptance of Product and Merchandise
(A)         Supplier shall endeavor in good faith to ship all Orders in full. However, in the event that a full shipment would delay delivery, Supplier may ship partial Orders.
(B)          Company has no obligation to inspect Products or Merchandise and may reject, or revoke acceptance of, any Product or Merchandise within a reasonable amount of time after it becomes aware of any defect, deficiency or nonconformity.
(C)          Supplier shall provide Lens processing and Product fabrication services to the Centers comparable to the other brands of Supplier based on mix of jobs required and shall seek to attain an average of six days in lab controllable time plus an additional four days for transportation for an overall average of ten days.
(D)          On a quarterly basis, Supplier shall notify Company of any times during the just completed quarter that Supplier was not in compliance with the processing and delivery timing requirements set forth in this Section 4.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

5.            Title; Risk of Loss
(A)         Supplier shall retain title to, and risk of loss of, Merchandise until shipment to Centers.
(B)          Supplier shall hold and convey clear title to Merchandise at the time of sale to Company.
(C)          Except as Supplier previously disclosed in writing and to which Company agreed, Supplier shall ensure that no security interest, lien, impediment, Law, or other restriction or right of a Third Party limits, prohibits, or prevents Supplier’s sale or delivery of Frames, Lenses, Products or Merchandise to Company or Company’s marketing, distribution, or sale of Products or Merchandise in any locality in which Company offers Product for sale.

6.            Price
[*]

7.            Payment
(A)         [*]
(B)         The parties shall negotiate in good faith any discrepancy in Company’s accounts payable balance for Supplier.
(C)          Company may elect not to honor a factoring assignment of a receivable if Supplier fails to provide Company with 30-days advance, written notice of such factoring, if the factor or assignee fails to acknowledge that such payment remains subject to the terms and conditions of this Agreement, and/or if more than one Person is designated at any time as factor or assignee for a receivable under this Agreement. In the event of a dispute between Supplier and a Third Party as to their respective rights to receive payment from Company under this Agreement, Company may either withhold such payment without liability until the dispute is resolved or interplead or take other legal action and, in any case, Supplier will pay or reimburse Company for Company’s Damages incurred in the dispute. No pledge, factor, or assignment of a receivable otherwise modifies or effects either party’s rights or obligations under this Agreement.
(D)          Company shall cooperate with Supplier in the event Supplier elects to pledge or assign any accounts under this Agreement to its commercial lender.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

8.            Recalls & Returns
(A)         Supplier shall notify Company, in writing, of any Frame, Lens, Product or Merchandise defect, problem, or adverse condition within a commercially reasonable amount of time, not to exceed five Business Days, following discovery of such defect, problem or adverse condition. If either party determines that such defect warrants a recall, removal, withdrawal, correction, field or safety alert, or other field action, such party shall immediately notify the other party, in writing, of such determination and the underlying reasons for such determination. The parties shall cooperate in good faith with each other to determine the course of action to be undertaken, and Supplier shall perform as required under Law and shall perform and cooperate as Company reasonably requests to effect any recall, removal, withdrawal, correction, field or safety alert, or other field action. COMPANY MAY DISPOSE OF THE FRAME, LENS, PRODUCT OR MERCHANDISE IN ACCORDANCE WITH A STRATEGY MUTUALLY AGREED TO BY COMPANY AND SUPPLIER. HOWEVER, IF COMPANY AND SUPPLIER DO NOT AGREE TO A DISPOSAL STRATEGY, SUPPLIER HEREBY AUTHORIZES COMPANY TO DISPOSE OF SUCH FRAME, LENS, PRODUCT OR MERCHANDISE IN ANY MANNER THAT COMPANY DEEMS APPROPRIATE, IN COMPANY’S SOLE AND ABSOLUTE DISCRETION. DESPITE THE PREVIOUS SENTENCE, SUPPLIER REMAINS RESPONSIBLE FOR COSTS RELATED TO THE RECALL, REMOVAL, WITHDRAWAL, FIELD OR SAFETY ALERT, OR OTHER FIELD ACTION RELATED TO THE FRAME, LENS, PRODUCT OR MERCHANDISE AND FOR SUBMITTING TO THE FDA ANY NECESSARY REPORTS. “Recall Notice” means a notice of a recall, removal, withdrawal, correction, field or safety alert, or other field action received by Company with respect to a Frame, Lens, Product or Merchandise. If Company, acting reasonably, determines that the Frame, Lens, Product or Merchandise should be recalled, removed, withdrawn, corrected, or other or subject to a field or safety alert, Supplier should issue appropriate notices.
(B)          Supplier shall bear all costs and expenses related to the destruction, recycling, disposal, salvage or liquidation of Frames and Lenses, as set forth in Section 8(A), above, and of returned Products or Merchandise, including refunded Products or Merchandise.

9.            Intellectual Property
(A)         Supplier may not produce, distribute, sell, or otherwise dispose of any Frame, Lens, Product or Merchandise that bears or incorporates Intellectual Property Company owns or licenses, except pursuant to this Agreement or as Company expressly authorizes.
(B)          Supplier shall pay all royalties and license fees it owes for Frames, Lenses, Products or Merchandise to a Third Party and will otherwise comply with the terms of any applicable license agreements and not infringe on or misappropriate any Intellectual Property rights owned or licensed by Third Party with respect to such Frames, Lenses, Products or Merchandise.

10.          Inspection, Testing & Compliance Audit: Notice of Governmental Action
(A)         Supplier shall test Frames, Lenses, Products and/or Merchandise and/or inspect Facilities as necessary to confirm conformance with Supplier’s representations, warranties and covenants in Section 11, below. Supplier will authorize and direct any Third Party that Supplier engages to test Frames, Lenses, Products and Merchandise and/or inspect Facilities to notify Company promptly and directly of Supplier’s nonconformance and to provide Company, as Company may request, such other reports.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(B)          Without notice and at Supplier’s reasonable expense, Company, or Company’s designated Third Party, may test any Frame, Lens, Product or Merchandise and inspect any Facility to confirm conformance with Supplier’s representations, warranties and covenants in Section 11, below, provided, however, that no such testing or inspection shall unreasonably interfere with the operations of the Facility and that Supplier shall pay for no more than two such testings and one inspection per Facility per calendar year unless such additional testings or inspections: (i) occur at the invitation of the Supplier; (ii) are reasonably necessary for Company to reassess a material deficiency identified through a prior testing or inspection, or (iii) are reasonably necessary for Company to assess a potential material breach of this Agreement, where there is a good faith basis for Company to conduct testing or inspections and that basis has been disclosed by Company to Supplier.
(C)          Supplier shall maintain an internal quality control and auditing program with a target of maintaining less than a five percent error rate on optics as measured by the internal audit team of Supplier with a goal of at least a five percent sample size from Facilities located in the United States. Supplier shall send Company all audit reports where Supplier has an error rate equal to or greater than five percent on optics as measured by the internal audit team of Supplier.
(D)          Supplier shall process Lenses and fabricate Products at a Facility that is registered as a device manufacturing establishment with the FDA in conformance with Supplier’s representations, warranties and covenants in Section 11, and in accordance with Law.
(E)          Supplier shall, in any circumstance that would be reasonably likely to have an adverse impact on the ability of Supplier to perform its obligations under this Agreement or that would be reasonably likely to have an adverse impact on or cause damage to the Company’s goodwill or reputation, either directly or indirectly, provide to Company a copy of any correspondence received from any regulatory authority regarding a Facility, including without limitation, FDA Form 483s, Establishment Inspection Reports, or warning or untitled letters; as well as any correspondence submitted by Supplier in response to such regulatory letters, to the extent that such items relate to the ability of Supplier to perform under this Agreement. In the event such correspondence contains confidential information regarding another Supplier customer, Supplier may redact only that specific confidential information and shall provide all other non-confidential information.
(F)          At Company’s request, Supplier, at no expense to Company, shall provide documentation, including certifications, of Supplier’s compliance with this Section 10. To the extent that Company conducts or engages any Third Party to conduct an inspection, review, and/or audit under this Section 10, or elsewhere in this Agreement, such activities can in no way be construed to mean that Company is responsible for approving the release of the Frame, Lens, Product or Merchandise for commercial distribution in the United States.
(G)          Supplier shall, in any circumstance that would be reasonably likely to have an adverse impact on the ability of Supplier to perform its obligations under this Agreement or that would be reasonably likely to have an adverse impact on or cause damage to the Company’s goodwill or reputation, either directly or indirectly, notify Company of any expected and/or underway inspection and/or audit of its Facility or any Product or Merchandise testing or other governmental action by the FDA, Customs and Border Protection, or other domestic or foreign governmental authority and promptly provide Company with copies of all correspondence, including Form FDA 483s, warning letters, import alerts, and any related authority pertaining to such inspections and/or audits or other domestic or foreign government actions that relate to its Facilities, the Products or Merchandise. In the event such correspondence contains confidential information regarding another Supplier customer, Supplier may redact only that specific confidential information and shall provide all other non-confidential information.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

11.          Representations. Warranties & Covenants
(A)         Supplier shall comply with Company’s Standards for Suppliers attached as Exhibit B to this Agreement and Company’s Standards for Suppliers Manual dated January 2012 set out at http://www.walmartstores.com/download/5133.pdf.
(B)          Supplier and Company each shall comply with Law. Furthermore, Supplier represents and warrants that, subject to reasonable exceptions consistent with industry standards: each Frame, Lens, Product and/or Merchandise, including the sourcing, design, manufacture, preparation, fabrication, packaging, labeling, handling, installation, marketing, promotion, shipment, distribution, sales, storage, and country of origin marking of such Frames, Lenses, Products and Merchandise, to the extent applicable, complies, and covenants that such Frames, Lenses, Products and/or Merchandise will continue to comply, with Law and industry standards.
(C)          Supplier represents and warrants that it has the requisite experience, knowledge and expertise, including suitable Facilities and qualified personnel, to properly source, design, manufacture, process, fabricate, package, label, handle, install, market, promote, ship, distribute, sell, store and mark the county of origin, as applicable, the Frames, Lenses, Products and/or Merchandise in compliance with Law and in accordance with this Agreement.
(D)          Supplier shall comply with all reporting and recordkeeping, required under Law and in accordance with this Agreement, that relates to its performance under this Agreement and shall maintain a record of all Frames, Lenses, Products and Merchandise sold to Company under this Agreement.
(E)          Supplier represents that in all material respects: Products and, to the extent applicable, Frames, Lenses, and Merchandise, sold under this Agreement do not violate Sections 5 or 12 of the Federal Trade Commission Act; are not improperly labeled under applicable Federal Trade Commission Trade Practice Rules; are neither adulterated nor misbranded within the meaning of the FDCA or any similar law; may be introduced lawfully into interstate commerce; are not processed, fabricated, or sold in violation of the Fair Labor Standards Act of 1938, as amended, the Occupational Safety and Health Act of 1970, as amended, or similar state or municipal law; are genuine, first quality, and not counterfeit; are of good and merchantable condition and fit and safe for the ordinary purposes for which it is used under the stricter of any applicable industry standard, or standard of Law; include accurate 12 digit manufacturer-assigned Universal Product Codes (“UPC”) or 13 digit European Article Numbers (“EAN”) that comply with Company’s Electronic Product Code, UPC, or EAN requirements; are lawfully acquired by Supplier; are not acquired, processed or fabricated in violation of any agreement (commercial or otherwise), judgment, order, or decree; are without patent or latent defect; do not violate any safety standard, do not pose an unreasonable risk of harm or injury; are subject to, and has, valid regulatory approvals, clearances, licenses, or listings and documentation necessary for the design, manufacture, processing, fabrication, packaging, labeling, storage, handling, installation, distribution, importation, and servicing of the Product, Lens, Frame or Merchandise, as applicable, in the United States; and conform in all respects to the descriptions, characteristics, and specifications, including the quality, design, safety requirements, construction, materials, size, components, contents, assembly, manufacturing, labeling, country of origin marking, warnings, packaging, instructions for use, and weight, of the Product and Merchandise in the Order and/or to any representative sample(s) that Supplier provides Company, except that for any Product or Merchandise that is a device under Section 201(h) of the FDCA, Supplier, in its reasonable business judgment, may supplement, modify, and update, from time to time, a Frame’s, Lens’, Product’s or Merchandise’s specifications, provided that Supplier provides Company, with at least 30 days’ advance written notice of any such changes if such changes affect the Frame’s, Lens’, Product’s or Merchandise’s safety or efficacy; impact the regulatory approval, clearance, license, or listing of such Frame, Lens’, Product or Merchandise, to the extent applicable; are necessary for regulatory compliance; or are changes that should be communicated to end-users of the Frame, Lens’, Product or Merchandise.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(F)          Supplier shall maintain as valid and current all registrations, permits, and/or licenses as required by Law to conduct its business and to perform its obligations under this Agreement.
(G)          Supplier represents and warrants that all of its claims and representations relating to the Product or Merchandise, howsoever made in the Product’s or Merchandise’s packaging, labels and labeling, country of origin marking, advertising, and warranties are, and will remain, true, accurate, substantiated, and in compliance with Law.
(H)          Prior to shipment, Supplier shall notify Company of any Product or Merchandise that Supplier knows, or reasonably should have known, is or contains any hazardous material or other substance of which the distribution, transportation, storage, sale or disposal is regulated by Law, exclusive, however, of any such material or substance commonly included in optical goods and regulated in the ordinary course of business.
(I)           Supplier represents and warrants that there is no undisclosed Claim pending or, to the Supplier’s knowledge, threatened against Supplier or any of its Affiliates, by any private or governmental entity that might prevent or interfere with Supplier’s performance under this Agreement.
(J)           Supplier represents and warrants that, during the term of this Agreement, neither Supplier, any of its Affiliates nor any agent, contractor, employee, representative, or sub-contractor of Supplier or any of its Affiliates involved in performing services under this Agreement have been sanctioned, within the meaning of the Social Security Act Section 1128A or any amendment thereof; convicted of or determined by a court to have violated the Federal False Claims Act, the federal Anti-Kickback Statute, provisions of the federal Health Insurance Portability and Accountability Act, the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, and the implementing regulations of each, the federal Civil Monetary Penalties Law, or any other state or federal health care anti-fraud and abuse law or the FDCA or other federal law for conduct relating to the development or approval or otherwise relating to the regulation of any merchandise under the Generic Drug Enforcement Act of 1992, or similar law; debarred, suspended, or otherwise ineligible to participate in a state or federal health care program, a federal procurement program, or by the Food and Drug Administration or other domestic authority; included on the General Services Administration’s List of Parties Excluded from Federal Programs or the Department of Health and Human Services Office of the Inspector General’s List of Excluded Individuals and Entities; convicted of a criminal offense that falls within the ambit of 42 U.S.C. § 1320a-7 but not yet excluded, debarred, suspended, or otherwise declared ineligible.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(K)          Supplier shall immediately notify Company, in writing, in the event that Supplier, any of its Affiliates, or any agent, contractor, employee, representative, or subcontractor of Supplier or any of its Affiliates involved in the performance of any of the services under this Agreement, are debarred, excluded, suspended, or otherwise ineligible from participating in a federal or state health care program or federal procurement program or are convicted of a criminal offense that falls within the ambit of 42 U.S.C. § 1320a-7.
(L)           Each party shall cooperate promptly and assist the other party, at its request, with respect to any Claim that relates to Frames, Lenses, Products, Merchandise or any obligations, rights, or remedies of either party under this Agreement.
(M)         Supplier represents and warrants to Company that: (i) subject to reasonable exceptions consistent with industry standards, the Products and Merchandise, as of the date of shipment, shall conform to the Product and Merchandise specifications in this Agreement and (ii) Supplier will convey good and marketable title to the Frames, Lenses, Products and Merchandise, free and clear of any liens and encumbrances. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11(A) AND THIS AGREEMENT, THE WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHETHER CREATED BY CONTRACT OR BY OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.          Indemnification: Defense Costs
(A)         Subject to the provisions of Section 12(D), Supplier shall indemnify, defend, and hold harmless Company and its Affiliates and their respective officers, directors, employees, representatives, and agents (collectively, “Indemnitees”) against Third Party Claims for Damages to the extent arising out of: (1) the actions or negligent inactions, including without limitation, negligence, and misconduct of; (2), the breach of the terms and conditions of this Agreement by; (3) a violation of Law by; and (4) the violation of the Intellectual Property rights of Company or a Third Party by, in each of the foregoing cases (1) through (4), Supplier or its Affiliates, or their respective officers, directors, employees, contractors, sub-contractors, representatives, and agents.
(B)          Company and Supplier each shall notify promptly the other party upon becoming aware of any Third Party Claim, provided that Company’s delay or failure to notify Supplier does not waive or otherwise affect Company’s rights or Supplier’s obligations with respect to the Claim, except to the extent Supplier has been prejudiced by such delay or failure. Upon Supplier’s receipt of notice of any Third Party Claim for which Supplier is obligated to indemnify Company, Supplier will begin immediately to indemnify, defend and hold harmless Indemnitees as to such Third Party Claim.
(C)          If Company determines that the counsel selected by Supplier to satisfy Supplier’s obligations under this Section 12 is unsuitable to defend Indemnitees interests, Company, at Supplier’s expense, may engage different counsel or separate counsel for Indemnitees as Company deems prudent to represent its interests.
(D)          Indemnitees shall not be entitled to recover any special, consequential, exemplary, future, or incidental Damages under this Section 12. The parties agree that the sole and exclusive remedy for Damages suffered by Indemnitees arising out of or related this Agreement shall be pursuant to this Section 12.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

13.          Insurance
(A)          On and after the Effective Date, Supplier shall procure and continuously maintain at its expense, from and with qualified insurer that is “A” rated according to A.M. Best or another insurance rating industry authority, insurance coverage and policy terms customary for the business of Supplier, including without limitation, for commercial general liability, including contractual liability, on an occurrence-based policy. Such commercial general liability insurance must, at a minimum, include coverage for the following in the specified amounts: (i) $5,000,000 for Products & Completed Operations; (ii) $5,000,000 for Personal & Advertising Injury; and (iii) $5,000,000 for each Occurrence.
(B)          Supplier shall provide Company with a Certificate of Insurance dated no more than 30 days before the Effective Date. Thereafter, at least 30 days prior to the expiration of any policy period, or as requested by Company, Supplier shall provide Company a current Certificate of Insurance verifying the then-required coverage for the next policy period. Supplier’s obligations under this Section 13 do not limit its obligations under Section 12, above.
(C)          The certificate holder and additional insured for insurance required under this Section 13 must read:
Wal-Mart Stores, Inc., its Subsidiaries and Affiliates
Attn: Insurance Compliance
702 SW 8th Street
Bentonville, AR 72716-0145
(D)          Company may contact the below identified person concerning any product liability Claims involving Product. If the below identified person changes, Supplier shall timely notify Company in writing.
Charlie Foell
National Vision, Inc.
2435 Commerce Avenue
Duluth, GA 30096
Email: Charlie.Foell@nationalvision.com
(E)          Supplier shall obtain Worker’s Compensation insurance if Supplier will be entering Company’s Centers to deliver its products and include coverage for the following insurance in at least the specified amounts: (i) Worker’s Compensation insurance, as required by applicable Law; and (ii) Employer’s Liability insurance of $1,000,000 per occurrence.
(F)          Supplier agrees that the insurance required under this Section 13 shall be considered primary, non-contributory, and not excess coverage.
(G)          Supplier shall furnish Company at least 30 days’ notice in case any insurance required under this Section 13 is cancelled or terminated.
(H)         Without limiting any other remedy available to Company at law, in equity, or under this Agreement, Company may withhold payment of any invoice due under this Agreement at any time during which Supplier is non-compliant with this Section 13.
(I)           Notwithstanding the forgoing, Supplier may self-insure its commercial general liability or product liability coverage provided that Supplier maintains a net worth greater than $1,000,000,000 and excess umbrella coverage of $20,000,000 above a $5,000,000 self-insured retention.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

14.          Term: Termination: Survival
(A)         This Agreement commences on the Effective Date and continues until the expiration or termination of the M&S Agreement.
(B)          Termination of this Agreement does not relieve Supplier of its responsibility to comply with any Law applicable to the Frames, Lens, Products and Merchandise that has been supplied under this Agreement or that Supplier distributes after termination.
(C)          Sections 6, 7, 8, 9, 11, 12, 13, 14, 15, and 16 of this Agreement, and any other provision of this Agreement that by its nature is reasonably intended to survive termination, survive termination or expiration of this Agreement.
(D)          This Agreement automatically terminates upon the termination or expiration of the M&S Agreement. No later than five days after the effective date of termination or expiration of this Agreement, Supplier shall repurchase from Company any Frames and Lenses remaining at the Facilities, at the price previously paid by Company to Supplier under this Agreement.
(E)          Termination, suspension, or expiration of this Agreement will not release either party from the obligation to pay any sum that may be owing to the other party (whether then or thereafter due) or operate to discharge any liability that had been incurred by either party prior to any such termination.

15.          Product Standards
(A)          Supplier shall process Lenses and fabricate Products using good manufacturing practices prevailing in the industry in the United States, in conformance with Supplier’s representations, warranties and covenants in Section 11 and in compliance with all Law, including without limitation, the regulations of the FDA.
(B)          Supplier shall inspect Products in accordance with ANSI Z80.1- 2010 Quality Standards.
(C)          Supplier shall inspect its Lenses, Frames and Merchandise in conformance with Supplier’s representations, warranties and covenants in Section 11 and in compliance with Law.

16.          General Terms
(A)         Independent Relationship & No Guarantee. Except as provided in the M&S Agreement, each party’s agents, contractors, employees, representatives and sub-contractors are not employees of the other party for any purpose and have no authority to act or purport to act on such other party’s behalf. Supplier and Company do not intend by this Agreement to create a partnership, joint venture, or other similar relationship. Without limiting the foregoing, Supplier may, pursuant and subject to the terms and provisions of the M&S Agreement, on behalf of Company, take actions, receive communications, and make determinations under this Agreement that may be taken by Company. Except as provided in the M&S Agreement, no Person has authority on Company’s behalf to make any binding representations or promises to Supplier of any expected or possible level of business or about Company’s intentions or expectations, including Company forecasts or projections. Company has no obligation or liability for any expenditure, investment, commitment or action by Supplier in anticipation of business with Company.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(B)          LIMITATIONS OF LIABILITY. EXCEPT FOR THE OBLIGATIONS SET FORTH IN SECTIONS 7(C), 12 AND 13, ABOVE, IN NO EVENT IS EITHER PARTY LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, FUTURE, INCIDENTAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR OTHERWISE OUT OF THE BUSINESS RELATIONSHIP CONTEMPLATED BY THE PARTIES UNDER THIS AGREEMENT, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES TO THE OTHER PARTY AND REGARDLESS OF THE THEORY UNDER WHICH SUCH DAMAGES ARE SOUGHT OR ANY COURSE OF DEALING BETWEEN THE PARTIES.
(C)          Force Majeure. Any failure or delay of performance under this Agreement does not breach this Agreement if such failure or delay is caused by or the result of any unforeseeable cause beyond the reasonable control and without the fault or negligence of the party who has failed to or delayed performance under this Agreement. In the event that Supplier is unable to fulfill its Order guarantees within its own Facilities, Supplier shall arrange for the fulfillment of its obligations at Supplier’s own cost, under the same terms and conditions as specified in this Agreement. In the event that Supplier does not resolve a production disruption within seven days, Company may demand that Supplier produce the guaranteed Orders from other Facilities either owned and operated by Supplier or to which Supplier has delegated the performance of its duties in accordance with this Agreement and the M&S Agreement.
(D)          Assignment & Vendor Number. Except as permitted by the M&S Agreement, Supplier may not assign, delegate, or otherwise transfer to any person any of its rights or obligations under this Agreement or under any Order (including any rights to any Company vendor number) without Company’s prior, written consent. Any purported assignment in violation of this provision is void. The vendor/supplier number assigned to Supplier in connection with this Agreement is unique and personal to Company and non-transferable. A Third Party that transacts business with Company under Supplier’s vendor number will be jointly and severally liable with Supplier for all Supplier obligations to Company arising under this Agreement and any Order.
(E)          Company Affiliates. The term “Company” includes any Affiliate of Company that places an Order under this Agreement or purchases Frames, Lenses, Products or Merchandise under this Agreement. Company Affiliates are entitled to all of the rights and benefits Company is afforded under this Agreement or any Order. Company Affiliates may enforce Company’s rights under this Agreement or any Order in its own name as if it were a direct party to this Agreement. Except as provided in the foregoing, nothing in this Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities on any person other than the parties or their respective successors or permitted assigns.
(F)          Choice of Law; Time Limitations, Venue; Jurisdiction. The Laws of Delaware, without regard to conflicts of laws principle that would require the application of any other Laws, govern the relationship between the parties created by this Agreement and this Agreement, all Orders, and any dispute or Claim arising out of or relating hereto. Any Claim by either party against the other party with respect to an Order is barred unless an action is filed within 2 years following Company’s acceptance of the Frame, Lens, Product or Merchandise in question. The parties shall bring any action or suit arising out of this Agreement, any Order or the business relationship of the parties in federal or state court in New Castle County, Delaware, to which the parties consent to jurisdiction and waive any defenses based on venue, inconvenience of forum, or lack of personal jurisdiction in such courts.
(G)          Entire Agreement. This Agreement, along with the M&S Agreement, constitutes the entire agreement between Company and Supplier and supersedes all prior agreements and understandings, both oral and in writing (including the Predecessor Agreement), between Supplier and Company concerning this subject matter.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

The Parties are signing this Agreement as of the dates below.

WAL-MART STORES, INC.		NATIONAL VISION, INC.

By:	/s/ Paul Beahm	By:	/s/ Reade Fahs
	Paul Beahm		Reade Fahs
	Senior Vice President		Chief Executive Officer

Date:		Date:	2/20/17

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT A

List of Facilities

National Vision, Inc.
3400 Energy Drive
Saint Cloud, MN 56304

National Vision, Inc.
296 Grayson Highway
Lawrenceville, GA 30046

National Vision, Inc.
2525 West 1700 South
Salt Lake City, UT. 84104

Hong Kong Optical Lens Co.
11/F, Flat 01, Kwong Sang
Hong Centre, 151 Hoi Bun Road
Kwun Tong, Kowloon
Hong Kong SAR1

Central Laboratory Ltd.
Block B6, 3rd Industrial Zone, Feng U
XiXiang BoaAn District
ShenZen, China

Laboratorio Optimex, S.A. de C.V.
Eugenio Cuzin #945
Parque Industrial Belenes Nortes
Zapopan Mexico 45150

CHLOE
557 Dong Qu Da Dao
Song Jiang Industrial Development Zone
Shanghai, China

1 Location to be moved in 2017.

National Vision Holdings, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT B

Standards for Suppliers

Standards for Suppliers
The Standards for Suppliers (“Standards”) are Wal-Mart Stores, Inc. ‘s (“Walmart”) fundamental expectations from its suppliers related to social and environmental conditions. These Standards are utilized to evaluate employment practices and environmental compliance in those facilities producing merchandise for sale by Walmart. Suppliers must also comply with Walmart’s Gift and Gratuity and Conflicts of Interest Policies and conduct their business in an ethical manner and consistent with accepted accounting principles.

The Standards must be visibly posted in English and in the shared language(s) of its employees in a common area at all facilities that manufacture products for Walmart and its affiliates.

All Suppliers and their manufacturing facilities, including all subcontracting and packaging facilities, will be held to these standards. As a guide to help Suppliers understand the expectations and obligations of the Standards for Suppliers, Walmart has prepared the ethical and environmental Standards for Suppliers Manual (“Manual”). A copy of the current edition of the Manual may be obtained at
http://walmarturl.com/ethicalsourcing.

Standards
1. Compliance with Laws
Suppliers and their designated manufacturing facilities (“Suppliers”) must fully comply with all applicable national and/or local laws and regulations, including but not limited to those related to labor, immigration, health and safety, and the environment.
2. Voluntary Labor
All labor must be voluntary. Slave, child, underage, forced, bonded, or indentured labor will not be tolerated. Suppliers shall not engage in or support trafficking in human beings. Suppliers shall certify that they have implemented procedures to manage the materials, including all labor related processes, incorporated into their products to ensure they comply with laws on slavery and human trafficking. Workers must be allowed to maintain control over their identity documents.
3. Labor Hours
Suppliers must provide workers with rest days and must ensure that working hours are consistent with the law and not excessive.
4. Hiring and Employment Practices
Suppliers must implement hiring practices that accurately verify workers’ age and legal right to work in the country prior to employment. All terms and conditions of employment including, but not limited to, hiring, pay, training, promotion, termination, and retirement must be based on an individual’s ability and willingness to do the job.
5. Compensation
Suppliers must compensate all workers with wages, overtime premiums, and benefits that meet or exceed legal standards or collective agreements, whichever are higher. Suppliers are encouraged to provide wages that meet local industry standards. Suppliers are encouraged to provide wages and benefits that are sufficient to meet workers’ basic needs and provide some discretionary income for workers and their families.
6. Freedom of Association and Collective Bargaining
Suppliers must respect the right of workers to choose whether to lawfully and peacefully form or join trade unions of their choosing and to bargain collectively.
7. Health and Safety
Suppliers must provide workers with a safe and healthy work environment. Suppliers must take proactive measures to prevent workplace hazards.
8. Dormitories and Canteen
Suppliers who provide residential and dining facilities for their workers must provide safe, healthy and sanitary facilities.
9. Environment
Suppliers should ensure that every manufacturing facility complies with environmental laws, including all laws related to waste disposal, air emissions, discharges, toxic substances and hazardous waste disposal. Suppliers must validate that all input materials and components were obtained from permissible harvests consistent with international treaties and protocols in addition to local laws and regulations.
10. Gifts and Entertainment
Suppliers must not offer gifts or entertainment to Walmart associates.
11. Conflicts of Interest
Suppliers must not enter into transactions with Walmart associates that create a conflict of interest.
12. Anti-Corruption
Suppliers must not tolerate, permit, or engage in bribery, corruption, or unethical practices whether in dealings with public officials or individuals in the private sector.
13. Financial Integrity
Suppliers must keep accurate records of all matters related to their business with Walmart in accordance with standard accounting practices such as Generally Accepted Accounting Principles (GAAP) or International Financial Reporting Standards (IFRS).

Reporting Violations
Violations of Walmart Standards can be reported confidentially in a local language. If you have knowledge that any of these standards are being violated, you are encouraged to report the issue. Contact methods are listed below.
•  Email: ethics@wal-mart.com
•  World Wide Web:www.walmartethics.com
•  Phone: +1 (800) WM-ETHIC(number varies by location)

January 2012